Exhibit 10.20

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE CCF HOLDING COMPANY

2007 STOCK INCENTIVE PLAN

THIS NONQUALIFIED STOCK OPTION AWARD (the “Award”) is made as of the Grant Date by and between CCF HOLDING COMPANY (the “Company”), a Georgia corporation, and                                          (the “Participant”).

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Participant a nonqualified stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: , 2007.

B.	Type of Option: Nonqualified Stock Option.

C.	Plan under which granted: CCF Holding Company 2007 Stock Incentive Plan.

D.	Option Shares: All or any part of shares of the Company’s common stock (the “Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

E.	Exercise Price: $ per share, subject to adjustment as provided in the attached Terms and Conditions. The Exercise Price is, in the judgment of the Committee, not less than 100% of the Fair Market Value of a share of Common Stock on the Grant Date.

F.

Option Period: The Option may be exercised only during the Option Period which commences on the Grant Date and ends, generally, on the earliest of (a) the tenth (10th) anniversary of the Grant Date; (b) three (3) months following the date the employment relationship between the Participant and the Company and its Affiliates terminates for reasons other than death or Disability; or (c) one (1) year following the date the employment relationship between the Participant and the Company and its Affiliates terminates due to death or Disability; provided however, that the Option may be exercised as to no more than the vested Option Shares determined pursuant to the Vesting Schedule. Note that other limitations to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Option Shares shall become vested in accordance with the following Schedule (the “Vesting Schedule”):

Percentage of Option Shares Which are Vested Shares	Months of Service After the Grant Date

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

CCF HOLDING COMPANY

By:

Title:

TERMS AND CONDITIONS

TO THE

NONQUALIFIED STOCK OPTION AWARD

PURSUANT TO THE CCF HOLDING COMPANY

2007 STOCK INCENTIVE PLAN

1. Exercise of Option. Subject to the provisions provided herein or in the Award made pursuant to the CCF Holding Company 2007 Stock Incentive Plan, the Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by:

(a) the delivery to the Company, at its principal place of business, of a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to the Company no earlier than thirty (30) days and no later than ten (10) days prior to the date upon which Participant desires to exercise all or any portion of the Option;

(b) payment to the Company of the Exercise Price multiplied by the number of Option Shares being purchased (the “Purchase Price”) as provided in Section 3; and

(c) satisfaction of the withholding tax obligations under Section 2.

(d) Notwithstanding any other provision of this Award, in the event that the capital of the Company or any bank subsidiary falls below the minimum requirements determined by the primary state or federal regulator of the Company (the “Regulator”), the Regulator may direct the Company to require the Participant to exercise, or otherwise forfeit, the Option in whole or in part. If the Regulator gives such direction, the Company will notify the Participant promptly after the Regulator notifies the Company in writing that the Participant must exercise, or otherwise forfeit, the Option in whole or in part. If the Participant does not exercise the Option in accordance with the Company’s direction within twenty-one (21) days of the Company’s notification to the Participant, the Committee may provide for the cancellation of the Option.

Upon acceptance of such notice and receipt of payment in full of the Purchase Price and any withholding taxes, the Company shall cause to be issued a certificate representing the Option Shares purchased.

2. Withholding. The Participant must satisfy his federal, state and local withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation in cash or cash equivalents or, alternatively, by electing, irrevocably and in writing in substantially the form of Exhibit 2 (a “Withholding Election”) to (i) tender whole shares of Common Stock which have been owned by the Participant for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation; or (ii) have the smallest number of whole shares of Common Stock withheld by the Company which, when multiplied by the Fair Market Value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of minimum required withholding tax obligations. The Participant may make a Withholding Election only if the following conditions are met:

(a) the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed Notice of Withholding in substantially the form attached hereto as Exhibit 2; and

(b) any Withholding Election will be irrevocable; however, the Committee may, in its sole discretion, disapprove and give no effect to the Withholding Election.

3. Purchase Price. Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made:

(a) in cash or cash equivalents;

(b) by the delivery to the Company of a number of shares of Common Stock which have been owned by the Participant for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value, as determined under the plan, on the date of exercise equal to the Purchase Price;

(c) by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Participant to the Committee of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised, but only as and to the extent permitted under Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002); or

(d) in any combination of the foregoing.

4. Vesting.

(a) The Option Shares shall become vested Option Shares in accordance with the Vesting Schedule provided in the Award.

(b) For purposes of the Vesting Schedule, the Participant shall be granted a month of service for each full calendar month following the Grant Date during which the employment relationship between the Participant and the Company and its Affiliates continues. No period of time following the Participant’s Termination of Employment with the Company (including all Affiliates) shall count towards the vesting of Option Shares.

(c) Notwithstanding subsection (a), the Option will be fully vested as of the date of the Participant’s retirement from employment with the Company on or after attaining age fifty-five (55) and completing at least ten (10) consecutive years of employment with the Company and its Affiliates.

(d) Notwithstanding subsection (a), the Option will be fully vested as of a date determined by the Committee which is no less than thirty (30) days prior to the effective date of a Change in Control.

5. Rights as Shareholder. Until the stock certificates reflecting the Option Shares accruing to the Participant upon exercise of the Option are issued to the Participant, the Participant shall have no rights as a shareholder with respect to such Option Shares. The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or the attached Award otherwise provides.

6. Restriction on Transfer of Option and of Option Shares. The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant (or in the event of his Disability, by his personal representative) and after his death, only by his legatee or the executor of his estate.

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7. Changes in Capitalization.

(a) The number of Option Shares and the Exercise Price shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend.

(b) In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period, removing any restrictions, or terminating the Option in consideration of a cash payment to the Participant in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 6(b) will be final and binding on the Participant. Any action taken by the Committee need not treat all participants equally.

(c) The existence of the Plan and the Option granted pursuant to this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding. Any adjustment pursuant to this Section may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Option.

8. Special Limitation on Exercise. No purported exercise of the Option shall be effective without the approval of the Committee, which may be withheld to the extent that the exercise, either individually or in the aggregate together with the exercise of other previously exercised stock options and/or offers and sales pursuant to any prior or contemplated offering of securities, would, in the sole and absolute judgment of the Committee, require the filing of a registration statement with the United States Securities and Exchange Commission or with the securities commission of any state. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities law with respect to shares of Common Stock purchasable or otherwise deliverable under the Option, the Participant (a) shall deliver to the Company, prior to the exercise of the Option or as a condition to the delivery of Common Stock pursuant to the exercise of an Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares are being acquired in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws and (b) shall agree that the shares of Common Stock so acquired will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities law.

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9. Legend on Stock Certificates. Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth herein and in the Plan.

10. Governing Laws. This Award and the Terms and Conditions shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, the Option may not be exercised except in compliance with exemptions available under applicable state securities laws of the state in which the Participant resides and/or any other applicable securities laws.

11. Successors. This Award and the Terms and Conditions shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Participant and the Company.

12. Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

13. Severability. In the event that any one or more of the provisions or portion thereof contained in the Award and these Terms and Conditions shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of the Award and these Terms and Conditions, and the Award and these Terms and Conditions shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

14. Entire Agreement. Subject to the terms and conditions of the Plan, the Award and the Terms and Conditions express the entire understanding of the parties with respect to the Option.

15. Violation. Except as provided in Section 6, any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of the Award or these Terms and Conditions and shall be void and without effect.

16. Headings and Capitalized Terms. Section headings used herein are for convenience of reference only and shall not be considered in construing the Award or these Terms and Conditions. Capitalized terms used, but not defined, in either the Award or the Terms and Conditions shall be given the meaning ascribed to them in the Plan.

17. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of the Award and these Terms and Conditions, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

18. No Right to Continued Retention. Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Participant the right to continued employment with the Company or any Affiliate.

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19. Definitions. As used in this Award,

(a) “Change in Control” means any one of the following events which may occur after the date the Option is granted:

(1) the acquisition by any person or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (other than the Company or any equity holder of the Company as of the date of this Award) (a “Person”) of the then outstanding voting ownership interests of the Company if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote more than twenty-five percent (25%) of any class of voting securities of the Company;

(2) the acquisition by a Person of the control of the election of a majority of the Company’s directors; or

(3) the acquisition of the exercise of a controlling influence over the management or policies of the Company by a Person.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to Options granted to a Participant by reason of any actions or events in which the Participant participates in a capacity other than in the Participant’s capacity as an employee or director of the Company.

(b) Other capitalized terms that are not defined herein have the meaning set forth in the Plan or the Award, except where the context does not reasonably permit.

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EXHIBIT 1

NOTICE OF EXERCISE OF

STOCK OPTION TO PURCHASE

COMMON STOCK OF

CCF HOLDING COMPANY

Name
Address

Date

CCF Holding Company

Attn:

Re:	Exercise of Nonqualified Stock Option

Gentlemen:

Subject to acceptance hereof by CCF Holding Company (the “Company”) and pursuant to the provisions of the CCF Holding Company 2007 Stock Incentive Plan (the “Plan”), I hereby give notice of my election to exercise options granted to me to purchase                                          shares of Common Stock of the Company under the Nonqualified Stock Option Award (the “Award”) dated as of                     . The purchase shall take place as of                     , 20     (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $ for the full purchase price payable to the order of CCF Holding Company.

[ ]	by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price. If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

[ ]	by delivery of the purchase price by , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System. I hereby authorize the Company to issue a stock certificate for the number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

Exhibit 1 – Page 1 of  3

The required federal, state, and local income tax withholding obligations on the exercise of the Award shall be paid on or before the Exercise Date in cash or cash equivalents or, alternatively, in the manner provided in the Withholding Election previously tendered or to be tendered to the Company no later than the Tax Date.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

If the Common Stock being acquired is not registered for issuance to and resale by the Participant pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available. The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records. I have examined such of these documents as I wished and am familiar with the business and affairs of the Company. I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

Exhibit 1 – Page 2 of  3

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs. I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award. Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice. I further understand that capitalized terms used in this Notice of Exercise without definition shall have the meanings given to them in the Award or in the Plan, as applicable.

Very truly yours,

AGREED TO AND ACCEPTED:
CCF HOLDING COMPANY

By:
Title:

Number of Shares	Number of Shares
Exercised:	Remaining:

Date:

Exhibit 1 – Page 3 of  3

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION

CCF HOLDING COMPANY

2007 STOCK INCENTIVE PLAN

TO:

FROM:

RE:	Withholding Election

This election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

[ ]	the original recipient of the Option.

[ ]	the legal representative of the estate of the original recipient of the Option.

[ ]	the legal guardian of the original recipient of the Option.

(3)	The Option to which this election relates was issued on , 2007, under the CCF Holding Company 2007 Stock Incentive Plan (the “Plan”) in the name of for the purchase of a total of shares of Common Stock of the Company. This election relates to shares of Common Stock issuable upon exercise of the Option, provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)	In connection with any exercise of the Option with respect to the Common Stock, I hereby elect:

[ ]	to have certain of the shares otherwise issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state, and local taxes arising from the exercise.

[ ]	to tender shares of Common Stock held by me for a period of at least six (6) months prior to the exercise of the Option for the purpose of having the value of the shares applied to pay such taxes.

The shares to be withheld or tendered, as applicable, shall have, as of the Tax Date applicable to the exercise, a Fair Market Value equal to the minimum statutory tax withholding requirement under federal, state, and local law in connection with the exercise.

(5)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the Plan and the Award.

(6)	I understand that this Withholding Election may not be revised, amended or revoked by me.

(7)	The Plan has been made available to me by the Company. I have read and understand the Plan and I have no reason to believe that any of the conditions to the making of this Withholding Election have not been met.

(8)	Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Award or in the Plan, as applicable.

Dated:
Signature

	Social Security Number	Name (Printed)

Street Address

City, State, Zip Code

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